Exhibit 4.38
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

3RD AMENDMENT TO THE CLOUD AWS AGREEMENT

By this private instrument, the Parties, on one side,
PAGSEGURO INTERNET S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Part A, City of São Paulo, State of São Paulo, enrolled with the Brazilian Corporate Taxpayers’ Registry (“CNPJ/MF”) under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT ”;
REGISTRASEGURO S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 5º andar, City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”;
UOL DIVEO TECNOLOGIA S.A., corporation headquartered in the City of São Paulo, State of São Paulo, at Alameda Barão de Limeira, 425, 1º andar, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Association, hereinafter simply referred as “INTERVENING/CONSENTING PARTY”;
COMPASSO INFORMATICA S/A., headquartered at Alameda Barão de Limeira, 425, 7º andar, Campos Elíseos, City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. [*****], herein represented pursuant to its Articles of Association, hereinafter simply referred to as “SERVICE PROVIDER", and together with the CLIENTS, simply referred to as “Parties”.
WHEREAS:
I.The Parties have entered into, on January 1st, 2017, a Cloud AWS Agreement, by means of which the CLIENT acquired from UOL DIVEO, AWS’s resale partner, products and services provided to CLIENT directly by AWS, as per the terms of use adhered, available at: https://s3-us-west-2.amazonaws.com/legal-reseller/AWS+Reseller+Customer+License+Terms.pdf (periodically revised by AWS) (“Agreement”);
II.As of August 18, 202, the Parties entered into the 1st Amendment Instrument to include some conditions in the Agreement, in compliance with Circular Letter 3,909/2018, as enacted by the Full Board of the Central Bank of Brazil (BACEN); and
III.The Parties are interested in adding the company REGISTRASEGURO as CLIENT 2, as well as to change and include new conditions established in the 1st Amendment Instrument.
Now, therefore, the Parties have agreed, pursuant to law, to enter into this 3rd Amendment to the Agreement (“Amendment Instrument”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:
SECTION ONE - PURPOSE
1.1The purpose of this Amendment Instrument is to include REGISTRASEGURO in the Agreement, as CLIENT 2 under the same conditions as the CLIENT.

1Individually, each CLIENT may request the provision of services from the SERVICE PROVIDER, not requiring the consent from the other parties, subject to the conditions established in the Agreement.
2Billing and payment shall be made pursuant to the Agreement, directly between the SERVICE PROVIDER and the party who requests the services, including the information of each party.
3The party benefiting from the service shall be the sole owner of the rights and obligations arising therefrom, thus not creating any type of liability, including joint and several liability, to the other parties.
1.2CLIENT 2 represents to acknowledge all clauses and conditions of the Agreement, undertaking to fully comply with each of them.
1.3This instrument also has the purpose to amend items i, vi and viii of section 1.3, included in the 1st Amendment Instrument:
(i) The AWS Regions offered to the CLIENT by AWS are listed in Exhibit I to this instrument and on AWS’s website, on the “AWS Global Infrastructure” page, available at https://aws.amazon.com/about-aws/globalinfrastructure. The Client can specify the location(s) where the Client’s Content shall be stored within the AWS Network, including the South American region (São Paulo) (each location, a “Region”). Once the Client has made its choice, AWS shall not transfer the Client’s Content from the Region(s) selected by the Client, except to the extent required to provide the Services initiated by the Client or as necessary to comply with law or binding resolution from a governmental authority.
(vi) Performance Information and Monitoring. AWS discloses updated information regarding service availability on its Service Health Dashboard, on the AWS website, available at http://status.aws.amazon.com, or in any successor address or related locations appointed by AWS. As of the Addendum’s Date of Effectiveness, the Amazon CloudWatch is a Service that allows the CLIENT to monitor its resources in the AWS cloud and the applications they run in the AWS. The CLIENT may use the Service Health Dashboard and the Amazon CloudWatch (or any successor Service) to monitor any limitations to the Services that may affect the CLIENT’s compliance with the applicable legislation or regulations.
Level Service Agreements shall be applicable to certain Service Offers.
“Service Level Agreement” means all service level agreements AWS offers in relation to the Services and published on the AWS Website, as they are periodically revised. The service level agreements currently offered by AWS in relation to the Services are available at https://aws.amazon.com/legal/service- level-agreements/ (and at any other successor website or associated website assigned by AWS), as periodically revised by AWS. The Client may use the Services to project, test and implement applications that meet the availability and resiliency requirements of the Regulatory Authority, including concerning the Recovery Time Objective (RTO) and Recovery Point Object (RPO). Additionally to the Service Level Agreements, AWS shall provide timely assistance to the Client, pursuant to Section 9 hereof.
(viii) Regulatory Authority Requirements. If the Regulatory Authority requires for a Regulated Entity to verify its compliance with Applicable Laws managed by the Regulatory Authority in relation to the use of the Services by the Regulated Entity (“Requirement”), AWS, subject to the terms and conditions of this Section 9, shall provide the Client with support to answer such Requirement, offering to the Client material information and documentation or promoting a briefing meeting, as described in this Section.

(a) Information Request. In case the CLIENT and the Regulated Entity (if the Regulated Entity is an End User of the Client) are not able to respond to a Requirement after employing commercially reasonable efforts for such (including the supply of available documentation and information and access to AWS’s relevant accounts) and notifying AWS of such condition, AWS shall employ commercially reasonable efforts to assist the Client in the response to the Requirement by means of providing (i) relevant documentation and information related to the technical and organizational measures of AWS or its affiliates, and also to the Agreement; and (ii) for matters that may not be responded by said information and documentation, if any, a briefing on security and compliance to be drafted by the workers of AWS or its affiliates. The parties agree that AWS can provide information and documentation hereunder to the Regulatory Authority, through the method established by AWS, which shall be defined at AWS’ sole criteria.
(b) Regulatory Authority Supervision. AWS acknowledges that the Client may be notified by the Regulatory Authority to take measures in relation to this Addendum. AWS and the Client shall deal with a Requirement made by the Regulatory Authority as described in this Section. If the Parties cannot respond to such Requirements, the Client may terminate the Agreement under Section 7.2(a) (Termination for Convenience) of the Agreement. Without prejudice to the above-mentioned, if a Regulatory Authority requires additional information about the use of the Services by the Client that are not covered by items 9(a) and 9(b), then, upon reasonable request by the Client, AWS shall meet the Client (on a time and date mutually agreed and which may be carried out by phone) to discuss this Addendum, and which additional information or assistance the Client needs from AWS in order to comply with the law or requests from a governmental entity, including the Regulatory Authority.
1.4This instrument also has the purpose to include the items below in section 1.3 of the 1st Amendment Instrument:
DEFINITIONS:
“Resolution BCB 85” means “Resolution No. 85, of April 8, 2021”, issued by the Brazilian Central Bank, or any subsequent normative or revision (subject to such subsequent normative or revision being in force).
“Resolution CMN 4,893” means “Resolution No. 4,893, of February 26, 2021”, issued by the Brazilian Central Bank, or any subsequent normative or revision (subject to such subsequent normative or revision being in force).
(xi) Event of Termination. If a Regulatory Authority issues a Requirement related to an event of insolvency, liquidation, termination or any other similar procedure or event (any such procedure or event, “Event of Termination”), AWS and the Client shall handle the Requirement pursuant to Section 9 hereof.
_If a Regulated Entity becomes subject of an Event of Termination, AWS shall comply with all applicable laws concerning that Event of Termination (however, without prejudice to any rights and resources owned by AWS pursuant hereto). Notwithstanding Section 4.4 (Login Credentials and Account Passwords) of the Agreement, the Client may disclose its login credentials, private passwords, Client’s Content or the terms of this Addendum to the Regulatory Authority in relation to an Event of Termination, provided that any disclosure is subject to the terms of the Agreement, NDA (if any), and this Addendum, as applicable. Any termination of the Agreement shall be subject to the notification requirements established by Section 7 of the Agreement, by AWS to the Client, at least thirty (30) days in advance from the termination of the Agreement, pursuant to Section 7.2(b)(i) (Motivated Termination) of the Agreement.
The Client shall submit a notice to the Regulatory Authority about the termination of the Agreement, as required by Applicable Law in relation to an Event of Termination.

(xii) Compliance with data protection laws Each party shall comply with all legal requirements concerning data protection that are applicable and binding in the performance of this Addendum, including, as applicable, legal requirements related to the protection of personal information provided by Brazilian Federal Law No. 13,709/2018 (Brazilian General Data Protection Act).
1.5The Parties also represent and warrant that they comply with the legislation and regulation concerning personal data, sensitive data, and the confidentiality rules pursuant Law No. 13,709, of 2018 (Brazilian General Data Protection Act), and that they have all required authorizations to share such information. The Parties attest that they will comply with all of those rules and the other rules applicable to data (including affidavits and obtainment of required authorization), one party ensuring the other, full indemnification for all damages resulting from all and any breach of such laws and regulations.
RATIFICATION
The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Addendum shall remain unchanged and fully effective.
In witness whereof, the Parties have executed this instrument in three (03) counterparts of equal content, in the presence of two witnesses.
São Paulo, September 3, 2021

DocuSigned by:
Artur Gaulke Schunck
1D8FA6C8FC014C9...

DocuSigned by:
Leandro Roberto Rodrigues
709911AD02D145E...

PAGSEGURO INTERNET S.A.

DocuSigned by:
[signature]
777C90E710EF4A4...

DocuSigned by:
Wilson Gomes de Lima
4CB1FE96F9D34B1...

REGISTRASEGURO S.A.

DocuSigned by:
Rogildo Torquato Landim
01973DA31A1B4BF...

DocuSigned by:
Marcelo Mogen Epperlein
D42F8BCAD0C4421...

UOL DIVEO TECNOLOGIA S.A.

DocuSigned by:
Rogildo Torquato Landim
01973DA31A1B4BF...

DocuSigned by:
Marcelo Mogen Epperlein
D42F8BCAD0C4421...

COMPASSO INFORMATICA S/A

Witnesses:

1. DocuSigned by: Fabiana Algaves 637153CC10124BF... ______________________

2. DocuSigned by: [signature] 8FA3845925DB4A4... ______________________

DS
UOL JURIDICO

Name:

Name:

Completion Certificate
Envelope ID: E33EE449200E41049F0F130B77FD6886		Status:
Completed Subject: DocuSign: 3o Termo Aditivo - ADT xxxxxxxxx - Jul21 v1.1.docx
Source Envelope:
Document Pages: 4	Signatures: 10	Envelope Sent by:
Certificate Pages: 9	Initials: 1	Saedio Dias de Souza Filho
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384
Enveloped Stamping (ID Stamping): Enabled		SP, 01452-002
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		[*****] IP Address:
[*****]

Record Tracking
Status: Original	Holder: Saedio Dias de Souza Filho	Location: DocuSign
9/8/2021 10:01:51	[*****]
AM

Signer Events	Signature	Timestamp
Saedio Dias de Souza Filho		Sent: 9/8/2021 10:08:11 AM
[*****] LAWYER		Viewed: 9/8/2021 10:08:25 AM
UNIVERSO ONLINE S.A.		Signed: 9/8/2021 10:08:30 AM
Security Level: E-mail, Account Authentication	Signature adoption: Signature image loaded
(None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Artur Gaulke Schunck		Sent: 9/8/2021 10:08:35 AM
[*****] Chief		Viewed: 9/8/2021 10:49:51 AM
Financial Officer		Signed: 9/8/2021 10:49:55 AM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style
(None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 11/24/2020 12:09:02 PM
ID: 5a4c0fb4-f25d-4d6c-9dd3-5f36b01ffbcc

Leandro Roberto Rodrigues		Sent: 9/8/2021 10:08:35 AM
[*****] Treasury Officer		Viewed: 9/8/2021 10:24:21 AM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style	Signed: 9/8/2021 10:53:28 AM
(None)	Using IP Address: [*****]

Signer Events	Signature	Timestamp
Electronic Record and Signature Disclosure:
Accepted: 9/8/2021 10:24:21 AM
ID: 20989e4a-d8fd-4997-bc67-e3608cb9e567

Renato Bertozzo Duarte		Sent: 9/8/2021 10:08:34 AM
[*****] HEAD OF		Viewed: 9/8/2021 10:53:22 AM
UNIVERSO ONLINE		Signed: 9/8/2021 10:53:28 AM
LEGAL DEPARTMENT	Signature adoption: Signature image loaded
Security Level: E-mail, Account Authentication	Using IP Address: [*****]
(None)

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Wilson Gomes de Lima		Sent: 9/8/2021 10:08:34 AM
[*****]		Viewed: 9/8/2021 10:57:56 AM
Controllership Officer		Signed: 9/8/2021 10:58:25 AM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style
(None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 4/17/2020 10:58:18 AM
ID: bd3aace8-3d28-45f4-8187-21e764180ee1

Marcelo Moojen Epperlein		Sent: 9/8/2021 10:58:29 AM
[*****] CFO		Viewed: 9/8/2021 11:11:54 AM
CFO		Signed: 9/8/2021 11:12:04 AM
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 8/31/2018 1:30:22 PM
ID: 774a953a-502f-490e-8d30-287bcf760845

Rogildo Torquato Landim		Sent: 9/8/2021 10:58:28 AM
[*****] CEO		Viewed: 9/8/2021 10:59:05 AM
UOLDIVEO		Signed: 9/8/2021 10:59:12 AM
CEO
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Signer Events	Signature	Timestamp
Electronic Record and Signature Disclosure:
Accepted: 9/8/2021 10:59:05 AM
ID: 3325bb28-9890-4383-9680-637315b88708

Fabiana Algaves [*****]		Sent: 9/8/2021 11:12:07 AM
ANALISTA DE CONTRATOS		Viewed: 9/8/2021 11:13:57 AM
UNIVERSO ONLINE SA		Signed: 9/8/2021 11:14:03 AM
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Murilo Machado Sampaio Ferraz		Sent: 9/8/2021 11:12:07 AM
[*****]		Resent 9/8/2021 12:52:23 PM
UOL - UNIVERSO ONLINE S/A		Resent 9/8/2021 12:56:00 PM
Security Level: E-mail, Account Authentication	Signature established by: Signature image loaded	Viewed: 9/8/2021 12:57:24 PM
(None)	Using IP Address: [*****]	Signed: 9/8/2021 12:57:43 PM

Electronic Record and Signature Disclosure:
Not offered via DocuSign

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	9/8/2021 10:08:11 AM
Certified delivery	Security checked	9/8/2021 12:57:24 PM
Signing complete	Security checked	9/8/2021 12:57:43 PM
Completed	Security checked	9/8/2021 12:57:43 PM
Payment Events	Status	Timestamp
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/7/2018 5:43:37 AM
Parties agreed to: Artur Gaulke Schunck, Wilson Gomes de Lima, Marcelo Moojen Epperlein
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Electronic Record and Signature Disclosure created on: 12/27/2017 6:27:37 AM
Parties agreed to: Leandro Roberto Rodrigues, Rogildo Torquato Landim
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
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If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
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If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.

All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
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Required hardware and software**:
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(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
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To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
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